SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 8, 2001

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-12957                   22-2372868
(State or other jurisdiction of     (Commission                (IRS Employer
        incorporation)              File Number)              Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                       NA
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On August 8, 2001, Enzon, Inc. announced that Schering-Plough (NYSE:SGP) has reported that the U.S. Food and Drug Administration (FDA) has approved PEG-INTRON(TM) (peginterferon alfa-2b) Powder for Injection for use in combination therapy with REBETOL(R) (ribavirin, USP) Capsules for the treatment of chronic hepatitis C in patients with compensated liver disease who have not been previously treated with interferon alpha and are at least 18 years of age.

     PEG-INTRON is a longer-acting form of INTRON(R) A (interferon alfa-2b, recombinant) Injection that uses proprietary PEG technology developed by Enzon. Under the Company's licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEG-INTRON.

     The PEG-INTRON and REBETOL treatment regimen is the first and only pegylated interferon-based combination therapy approved in the United States. As previously reported, REBETOL Capsules are expected to be available nationwide sometime this fall.

     PEG-INTRON was granted marketing approval by FDA on Jan. 19, 2001, as once-weekly monotherapy for the treatment of chronic hepatitis C in patients not previously treated with interferon alpha who have compensated liver disease and are at least 18 years of age. PEG-INTRON, which is approved for dosing according to patient body weight, is the first and only pegylated interferon monotherapy approved for marketing in the United States.

     REBETOL was granted FDA approval on July 25, 2001, as a separately marketed product for use only in combination with INTRON A Injection. REBETOL had been previously approved in the United States only as a component of REBETRON(TM) Combination Therapy, which contains REBETOL Capsules and INTRON A in a single package. Schering-Plough continues to market REBETRON Combination Therapy in the United States.

     In the European Union (EU), PEG-INTRON and REBETOL combination therapy was granted centralized marketing authorization by the European Commission on March 26, 2001, for the treatment of both relapsed and naive (previously untreated) adult patients with histologically proven chronic hepatitis C.

     PEG-INTRON, recombinant interferon alfa-2b linked to a 12,000 dalton polyethylene glycol (PEG) molecule, is a once-weekly therapy designed to optimize the balance between antiviral activity and elimination half-life. Schering-Plough holds an exclusive worldwide license to PEG-INTRON.

     Some 4 million Americans are infected with the hepatitis C virus (HCV) and approximately 70 percent of infected patients go on to develop chronic liver disease, according to the Centers for Disease Control and Prevention (CDC). Hepatitis C infection contributes to the deaths of estimated 8,000 to 10,000 Americans each year. This toll is expected to triple by the year 2010 and exceed the number of annual deaths due to AIDS, according to the CDC. The CDC has reported that HCV-associated end-stage liver disease is the most frequent indication for liver transplantation among adults. It is predicted that direct U.S. medical costs to treat HCV-related disease will exceed $13 billion for the years 2010 through 2019, according to a study published in the American Journal of Public Health.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-K/A, Form 10-Q's and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 9, 2001

                                                      ENZON, INC.
                                             -----------------------------
                                                     (Registrant)






                                         By:  /s/ Kenneth J. Zuerblis
                                             --------------------------
                                             Kenneth J. Zuerblis
                                             Vice President, Finance, Chief
                                             Financial Officer and Secretary